UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 300, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2005, America Online Latin America, Inc. ("AOLA"), America Online, Inc. ("America Online"), Time Warner Inc., Aspen Investments LLC and Atlantis Investments LLC entered into an amendment (the "Amendment") to the Plan Support Agreement dated as of June 23, 2005, as amended (the "Support Agreement"). The purpose of the Amendment is to modify certain dates contained in the Support Agreement. Specifically, the Amendment amended the Support Agreement in the following respects: (i) "January 17, 2006" shall be substituted for "December 15, 2005" in paragraph 7(i) of the Support Agreement.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment to Plan Support Agreement, dated as of December 15, 2005, by and among America Online Latin America, Inc., America Online, Inc., Time Warner Inc., Aspen Investments, LLC and Atlantis Investments, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

December 19, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Plan Support Agreement, dated as of December 15, 2005, by and among America Online Latin America, Inc., America Online, Inc., Time Warner Inc., Aspen Investments, LLC and Atlantis Investments, LLC.